   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 16, 1996


                                                       REGISTRATION NO. 333-6697
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------

                                AMENDMENT NO. 5
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------
                          AFTERMARKET TECHNOLOGY CORP.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                          3714                  95-4486486
 (State or Other Jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
Incorporation or Organization)                                        No.)

                              -------------------

                       33309 FIRST WAY SOUTH, SUITE A-206
                         FEDERAL WAY, WASHINGTON 98003
                                 (206) 838-0346
           (Name, Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)
                              -------------------

                               STEPHEN J. PERKINS
                            CHIEF EXECUTIVE OFFICER
                          AFTERMARKET TECHNOLOGY CORP.
                       33309 FIRST WAY SOUTH, SUITE A-206
                         FEDERAL WAY, WASHINGTON 98003
                                 (206) 838-0346
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                              -------------------

                                WITH COPIES TO:

         BRUCE D. MEYER, ESQ.                     JEROME L. COBEN, ESQ.
     Gibson, Dunn & Crutcher LLP           Skadden, Arps, Slate, Meagher & Flom
        333 South Grand Avenue                             LLP
  Los Angeles, California 90071-3197              300 South Grand Avenue
            (213) 229-7000                  Los Angeles, California 90071-3144
                                                      (213) 687-5000

                              -------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                              -------------------

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                              -------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Stockholders and Board of Directors
Aftermarket Technology Corp.

    We have audited the accompanying consolidated balance sheets of Aftermarket Technology Corp. (the Company) as of December 31, 1994 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for the five months ended December 31, 1994, and for the year ended December 31, 1995. We have also audited the accompanying combined statements of income, stockholders' equity, and cash flows of the Predecessor Companies to Aftermarket Technology Corp. (the Predecessor Companies) for the year ended December 31, 1993 and for the seven months ended July 31, 1994. These financial statements are the responsibility of the Company's and Predecessor Companies' managements. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Aftermarket Technology Corp. at December 31, 1994 and 1995, and the consolidated results of the Company's operations and cash flows for the five months ended December 31, 1994, and for the year ended December 31, 1995 and the combined results of the operations of the Predecessor Companies to Aftermarket Technology Corp. and their cash flows for the year ended December 31, 1993, and for the seven months ended July 31, 1994, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP


Seattle, Washington
June 21, 1996,
except as to Note 13,
as to which the date is December 13, 1996

                          AFTERMARKET TECHNOLOGY CORP.

      (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1995 AND 1996 IS UNAUDITED)

10. COMMITMENTS AND CONTINGENCIES (CONTINUED) engaged in negotiations with EPA to settle any liability that it may have for this site. The Company's management believes that the Company will not incur any material liability as a result of these pre-existing environmental conditions.

    In connection with the acquisitions of Aaron's, RPM, HTP, Mamco, CRS, King-O-Matic and Tranzparts, the Company conducted certain investigations of these companies' facilities and their compliance with applicable environmental laws. The investigations, which for all manufacturing and certain distribution facilities also included "Phase I" assessments by independent consultants, found that certain remedial, reporting and other regulatory requirements, including certain hazardous waste management procedures, were not or may not have been satisfied. Based in part on the investigations conducted and the indemnification provisions of the Prior Acquisitions' agreements with respect to certain of these matters, the Company's management believes that its liabilities relating to these environmental matters will not have a material adverse effect on its future consolidated financial position or results of operations.

    The Company is also involved in several lawsuits which arise in the ordinary course of business which management believes will not have a material adverse effect, individually or in the aggregate, on the Company's consolidated financial position or results of operations.

11. FAIR VALUE OF FINANCIAL INSTRUMENTS
    The carrying amounts of all financial instruments approximate their fair values at December 31, 1994 and 1995, except for the Series B and Series D subordinated debt.

    The fair values of the Company's Series B and Series D subordinated debt are estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

    The carrying amounts and fair values of these financial instruments at December 31 are as follows:

                                                                  1994                    1995
                                                         ----------------------  ----------------------
                                                          CARRYING      FAIR      CARRYING      FAIR
                                                           AMOUNT      VALUE       AMOUNT      VALUE
                                                         ----------  ----------  ----------  ----------
                                                                         (IN THOUSANDS)
12% subordinated notes (Series B)......................  $  120,000  $  123,600  $  120,000  $  126,600
12% subordinated notes (Series D)......................      --          --          40,000      42,200

12. SIGNIFICANT CUSTOMER
    For the year ended December 31, 1993, the seven months ended July 31, 1994, the five months ended December 31, 1994, and the year ended December 31, 1995, sales to one customer accounted for 34%, 43%, 45%, and 35% of net sales, respectively. Additionally, at December 31, 1994 and 1995, this customer accounted for approximately 71% and 46% of accounts receivable, respectively. No other customer accounted for more than 10% of net sales in any period.

13. SUBSEQUENT EVENTS
    In June 1996, the Company's Board of Directors approved the reorganization of the Company in which Holdings will be merged into ATC. This reorganization will be effected simultaneous with the closing of the Company's initial public offering (see Note 1).


    On December 13, 1996, a six for one stock split of the Company's common stock and an increase in the number of authorized shares to 30,000,000 shares of common stock and 5,000,000 shares of preferred stock was effected. The accompanying financial statements have been retroactively adjusted to reflect the stock split.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The estimated expenses in connection with this Offering are as follows:

                                     EXPENSES                                         AMOUNT
----------------------------------------------------------------------------------  ----------
SEC Registration Fee..............................................................  $   29,742
NASD Fee..........................................................................       9,125
Nasdaq National Market Fee........................................................      32,400*
Printing Expenses.................................................................     150,000*
Legal Fees and Expenses...........................................................     290,000*
Transfer Agent and Registrar Fees.................................................       2,500*
Accounting Fees and Expenses......................................................     150,000*
Blue Sky Fees and Expenses........................................................      20,000*
Miscellaneous Expenses............................................................      66,233*
                                                                                    ----------
    TOTAL.........................................................................  $  750,000
                                                                                    ----------
                                                                                    ----------

---------
* Estimated.

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

    Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the Company under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Company's Certificate of Incorporation and Bylaws provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation or enterprise. The Company may, in its discretion, similarly indemnify its employees and agents. The Certificate of Incorporation relieves its directors from monetary damages to the Company or its stockholders for breach of such director's fiduciary duty as directors to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law,
(iv) for willful or negligent violation of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemption and dividends, or (v) for any transactions from which the director derived an improper personal benefit. Depending upon the character of the proceeding, under Delaware law, the Company may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. To the extent that a director or officer of the Company has been successful in the defense of any action, suit or proceeding referred to above, the Company will be obligated to indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    In July 1996, the Company issued 1,000 shares of Common Stock to Holdings in consideration of $13.5 million in cash. The Company believes that this transaction was exempt from registration under the Securities Act pursuant to
Section 4(2)  thereof.  Concurrent  with  the  consummation  of  this  Offering,

Holdings will be merged into the Company, and each outstanding share of Holdings Common Stock will be converted into one share of Common Stock of the Company. The following is a description of the issuances of the unregistered securities of Holdings.

    Holdings sold all 12,000,000 currently outstanding shares of its Common Stock in July 1994 at the time of the Initial Acquisitions at a price of $1.67 per share to AEP, AOEP and certain other investors. There have been no subsequent issuances of the Common Stock of Holdings since such time. The Company believes that this transaction was exempt from registration pursuant to
Section 4(2) of the Act.

    In August 1994, Holdings issued options to purchase an aggregate of 1,298,250 shares of its Common Stock to Messrs. Smith, Wehr, Hester, Kent, Bear, an employee and a consultant. In September 1994, Holdings issued options to purchase an aggregate of 70,176 shares to two employees of the Company. In October 1994, Holdings issued options to purchase 35,088 shares to an employee of the Company. In connection with the acquisition of the outstanding capital stock of CRS, Holdings in June 1995 issued options to purchase an aggregate of 41,088 shares of Common Stock to Mr. LePore and an employee, both of whom were former shareholders of CRS. Also in June 1995, Holdings issued options to purchase 35,088 shares of Common Stock to an employee. In August 1995 and November 1995, Holdings issued options to purchase 6,000 shares to each of Mr. Prugh and an employee, respectively. In December 1995, Holdings issued options to purchase 35,088 shares to Mr. LePore. In June 1996, Holdings issued options to purchase 105,324 shares to Mr. Dearbaugh. In August 1996, Holdings issued options to purchase an aggregate of 12,000 shares to two employees. In October 1996, Holdings issued options to purchase an aggregate of 628,176 shares to Messrs. Buie, Dearbaugh, Kent, Hardy, Larsen, Perkins and two consultants. The exercise price for the options issued through 1995 is $1.67, and the exercise price for the options issued after December 1995 is $4.67. Such options were issued pursuant to the Stock Incentive Plan to incentivize such employees, non-employee directors and consultants. The Company believes that the issuances of these options were exempt from registration pursuant to Section 4(2) of the Securities Act.

    In August 1994, Holdings issued warrants to purchase an aggregate of 350,880 shares of its Common Stock to Mr. Myers and one other individual as part of a fee for acting as a finder in connection with the formation of the Company. In December 1994, Holdings issued warrants to purchase 70,176 shares of its Common Stock to Dr. Hartnett as incentive compensation for Dr. Hartnett's duties as a director of Holdings. The exercise price for such warrants is $1.67. The Company believes that the issuances of such warrants were exempt from registration pursuant to Section 4(2) of the Securities Act.

    On August 2, 1994, the Company completed the sale of $120 million of Series A Notes to Chemical Securities Inc. and Donaldson, Lufkin & Jenrette Securities Corporation (the "Initial Purchasers"). The Series A Notes were resold to Qualified Institutional Buyers ("QIBs") and Accredited Institutional Investors ("AII"). The Company believes that the initial placement of the securities was exempt from registration under Section 4(2) of the Act and the resale of the Notes by the Initial Purchasers was exempt from Registration by virtue of Rule 144A under the Act ("Rule 144A").

    On June 1, 1995, the Company completed the sale of an aggregate $40 million principal amount of Series C Notes to the Initial Purchasers. The Series C Notes were resold to QIBs and AIIs. The Company believes that the initial placement of the securities was exempt from registration under Section 4(2) of the Act and the resale of the Notes by the Initial Purchasers was exempt from Registration by virtue of Rule 144A.

ITEM 16.  EXHIBITS.

    (a) Exhibits.

 EXHIBIT
  NUMBER                                               DESCRIPTION
----------  -------------------------------------------------------------------------------------------------
     *1.1   Form of Underwriting Agreement
     *3.1   Amended and Restated Certificate of Incorporation of Aftermarket Technology Corp.

 EXHIBIT
  NUMBER                                               DESCRIPTION
----------  -------------------------------------------------------------------------------------------------
      3.2   Bylaws of Aftermarket Technology Corp. (previously filed as Exhibit 3.2 to the Company's
             Registration Statement on Form S-4 filed on November 30, 1994, Commission File No. 33-86838 and incorporated herein by this reference)
      4.1   Indenture, dated August 2, 1994, among Aftermarket Technology Corp., the Guarantors named therein and Firstar Bank of Minnesota, N.A. (formerly known as American Bank N.A.), as Trustee for the
             Series B Notes (previously filed as Exhibit 4.1 to the Company's Registration Statement on Form
             S-4 filed on November 30, 1994, Commission File No. 33-86838 and incorporated herein by this reference)
      4.2   Indenture, dated June 1, 1995, among Aftermarket Technology Corp., the Guarantors named therein and Firstar Bank of Minnesota, N.A. (formerly known as American Bank N.A.), as Trustee for the
             Series D Notes (previously filed as Exhibit 4.1 to the Company's Registration Statement on Form
             S-4 filed on June 21, 1995, Commission File No. 33-93776 and incorporated herein by this reference)
     *4.3   First Supplemental Indenture, dated as of February 23, 1995, among Aftermarket Technology Corp., the Guarantors named therein and Firstar Bank of Minnesota, N.A. (formerly known as American
             Bank N.A.), as Trustee for the Series B Notes
     *4.4   Second Supplemental Indenture, dated as of June 1, 1995, among Aftermarket Technology Corp., the
             Guarantors named therein and Firstar Bank of Minnesota, N.A. (formerly known as American Bank
             N.A.), as Trustee for the Series B Notes
     *4.5   Third Supplemental Indenture to the Series B Indenture and First Supplemental Indenture to the
             Series D Indenture, dated as of July 25, 1996, among Aftermarket Technology Corp., the
             Guarantors named therein and Firstar Bank of Minnesota, N.A. (formerly known as American Bank
             N.A.), as Trustee for the Notes
     *5.1   Opinion and consent of Gibson, Dunn & Crutcher LLP
     10.1   Stockholders Agreement, dated as of August 2, 1994, among Holdings, and certain of its stockholders, optionholders and warrant holders (the "Stockholders Agreement") (previously filed as Exhibit 10.1 to the Company's Registration Statement on Form S-4 filed on November 30, 1994,
             Commission File No. 33-86838 and incorporated herein by this reference)
     10.2   Revolving Credit Agreement, dated as of July 19, 1994, among Aftermarket Technology Corp., the
             Lenders from time to time parties thereto and The Chase Manhattan Bank (formerly know as
             Chemical Bank), as Agent (previously filed as Exhibit 10.5 to the Company's Registration
             Statement on Form S-4 filed on November 30, 1994, Commission File No. 33-86838 and incorporated herein by this reference)
     10.3   Tax Sharing Agreement, dated July 19, 1994, among Aftermarket Technology Holdings Corp. and
             Aftermarket Technology Corp. (previously filed as Exhibit 10.18 to the Registration Statement on
             Form S-4 filed on November 30, 1994, Commission File No. 33-86838 and incorporated herein by this reference)
    *10.4   Amended and Restated Management Services Agreement, dated as of November 18, 1996, by and among
             Aftermarket Technology Corp., the subsidiaries of Aftermarket Technology Corp., and Aurora
             Capital Partners L.P.
    *10.5   Aftermarket Technology Holdings Corp. Amended and Restated 1994 Stock Incentive Plan
    *10.6   Employment Agreement, dated as of October 7, 1996, between Aftermarket Technology Corp. and
             William A. Smith
    *10.7   Employment Agreement, dated as of October 1, 1996, between John C. Kent and Aftermarket
             Technology Corp.

 EXHIBIT
  NUMBER                                               DESCRIPTION
----------  -------------------------------------------------------------------------------------------------
     10.8   Employment Agreement, dated August 2, 1994, between Kenneth T. Hester and H.T.P., Inc.
             (previously filed as Exhibit 10.8 to the Company's Registration Statement on Form S-4 filed on
             November 30, 1994, Commission File No. 33-86838 and incorporated herein by this reference)
     10.9   Employment Agreement, dated August 2, 1994, between James R. Wehr and Aaron's Automotive
             Products, Inc. (previously filed as Exhibit 10.9 to the Company's Registration Statement on Form
             S-4 filed on November 30, 1994, Commission File No. 33-86838 and incorporated herein by this reference)
     10.10  Employment Agreement, dated as of June 1, 1995, between Michael L. LePore and Component
             Remanufacturing Specialists, Inc. (previously filed as Exhibit 10.11 to the Company's
             Registration Statement on Form S-4 filed on June 21, 1995, Commission File No. 33-93776 and incorporated herein by this reference)
     10.11  Employment Agreement, dated as of June 9, 1995, between Barry E. Schwartz and Mascot Truck Parts
             Inc. (previously filed as Exhibit 10.12 to the Company's Registration Statement on Form S-4
             filed on June 21, 1995, Commission File No. 33-93776 and incorporated herein by this reference)
     10.12  Employment Agreement, dated September 12, 1995, between Gordon King and King-O-Matic Industries
             Limited (previously filed as Exhibit 10.12 to the Company's Annual Report on Form 10-K for the
             year ended December 31, 1995 and incorporated herein by this reference)
    *10.13  Employment Agreement, dated as of April 2, 1996, between J. Peter Donoghue and Tranzparts, Inc.
     10.14  Warrant Certificate, dated August 2, 1994, for 280,704 warrants issued to William E. Myers, Jr.
             (previously filed as Exhibit 10.10 to the Company's Registration Statement on Form S-4 filed on
             November 30, 1994, Commission File No. 33-86838 and incorporated herein by this reference)
     10.15  Warrant Certificate, dated August 2, 1994, for 70,176 warrants issued to Brian E. Sanderson
             (previously filed as Exhibit 10.11 to the Company's Registration Statement on Form S-4 filed on
             November 30, 1994, Commission File No. 33-86838 and incorporated herein by this reference)
     10.16  Stock Purchase Agreement, dated May 16, 1994, by and among C.R. Wehr, Jr., Rev. Liv. Trust, James
             R. Wehr, Aaron's Automotive Products, Inc. and AAP Acquisition Corp. (previously filed as
             Exhibit 10.14 to the Company's Registration Statement on Form S-4 filed on November 30, 1994,
             Commission File No. 33-86838 and incorporated herein by this reference)
     10.17  Stock Purchase Agreement, dated July 21, 1994, by and among John B. Maynard, Kenneth T. Hester,
             H.T.P., Inc. and HTP Acquisition Corp. (previously filed as Exhibit 10.15 to the Company's
             Registration Statement on Form S-4 filed on November 30, 1994, Commission File No. 33-86838 and incorporated herein by this reference)
     10.18  Stock Purchase Agreement, dated July 21, 1994, by and among John B. Maynard, Mamco Converters,
             Inc. and Mamco Acquisition Corp. (previously filed as Exhibit 10.16 to the Company's
             Registration Statement on Form S-4 filed on November 30, 1994, Commission File No. 33-86838 and incorporated herein by this reference)

 EXHIBIT
  NUMBER                                               DESCRIPTION
----------  -------------------------------------------------------------------------------------------------
     10.19  Asset Purchase Agreement, dated June 24, 1994, by and among RPM Merit, Donald W. White, John A.
             White, The White Family Trust and RPM Acquisition Corp. (previously filed as Exhibit 10.17 to the Company's Registration Statement on Form S-4 filed on November 30, 1994, Commission File No.
             33-86838 and incorporated herein by this reference)
     10.20  Agreement and Plan of Merger and Reorganization, dated May 10, 1995, by and among Component
             Remanufacturing Specialists, Inc., James R. Crane, Michael L. LePore, Aftermarket Technology
             Corp., CRS Holdings Corp. and CRS Acquisition Corp. (previously filed as Exhibit 2 to the
             Company's Current Report on Form 8-K filed on June 15, 1995, Commission File No. 33-80838-01 and incorporated herein by this reference)
     10.21  Stock Purchase Agreement, dated June 9, 1995, by and among Dianne Hanthorn, Jobian Limited,
             Randall Robinson, Barry E. Schwartz, Bradley Schwartz, Angela White, John White, Incorporated
             Investments Limited, Glenn M. Hanthorn, Guido Sala and Tony Macharacek, Mascot Truck Parts Inc.
             and Mascot Acquisition Corp. (previously filed as Exhibit 10.22 to the Company's Registration
             Statement on Form S-4 filed on June 21, 1995, Commission File No. 33-93776 and incorporated herein by this reference)
     10.22  Stock Purchase Agreement, dated September 12, 1995, by and among Gordon King, 433644 Ontario
             Limited, 3179338 Canada Inc., King-O-Matic Industries Limited, KOM Acquisition Corp. and
             Aftermarket Technology Corp. (previously filed as Exhibit 10.23 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by this reference)
    *10.23  Stock Purchase Agreement, dated as of April 2, 1996, by and among the Charles T. and Jean F.
             Gorham Charitable Remainder Trust dated March 27, 1996, Charles T. Gorham, J. Peter Donoghue,
             Tranzparts, Inc. and Tranzparts Acquisition Corp.
    *10.24  Lease, dated February 24, 1995, between 29 Santa Anita Partnership L.P. and Replacement Parts
             Manufacturing with respect to property located at 12250 E. 4th Street, Rancho Cucamonga,
             California
     10.25  Lease, dated January 1, 1994, between CRW, Incorporated and Aaron's Automotive Products, Inc.
             with respect to property located at 2600 North Westgate, Springfield, Missouri (previously filed as Exhibit 10.4 to the Company's Registration Statement on Form S-4 filed on November 30, 1994,
             Commission File No. 33-86838 and incorporated herein by this reference)
    *10.26  Lease Purchase Agreement, dated April 21, 1995, between Fleming Companies, Inc. and Aaron's
             Automotive Products, Inc. with respect to property located at 3001 Davis Boulevard, Joplin,
             Missouri, as amended
     10.27  Exchange and Registration Rights Agreement, dated August 2, 1994, by and among Aftermarket
             Technology Corp., the subsidiaries of Aftermarket Technology Corp., Chemical Securities Inc.,
             and Donaldson, Lufkin & Jenrette Securities Corporation (previously filed as Exhibit 10.13 to the Company's Registration Statement on Form S-4 filed on November 30, 1994, Commission File No.
             33-83868 and incorporated herein by this reference)
     10.28  Exchange and Registration Rights Agreement, dated June 1, 1995, by and among Aftermarket
             Technology Corp., the subsidiaries of Aftermarket Technology Corp., Chemical Securities Inc.,
             and Donaldson, Lufkin & Jenrette Securities Corporation (previously filed as Exhibit 10.16 to the Company's Registration Statement on Form S-4 filed on June 21, 1995, Commission File No.
             33-93776 and incorporated herein by this reference)

 EXHIBIT
  NUMBER                                               DESCRIPTION
----------  -------------------------------------------------------------------------------------------------
    *10.29  Amended and Restated Warrant, dated June 24, 1996, for 70,176 warrants issued to Michael J.
             Hartnett
    *10.30  First Amendment, dated as of May 23, 1995, to the Credit Agreement, dated as of July 19, 1994, among Aftermarket Technology Corp., the Lenders from time to time parties thereto and The Chase
             Manhattan Bank (formerly known as Chemical Bank), as Agent (the "Credit Agreement")
    *10.31  Second Amendment, dated as of June 7, 1996, to the Credit Agreement
    *10.32  Waiver and Third Amendment, dated as of July 31, 1996, to the Credit Agreement
    *10.33  Firstbank Lending Agreement, dated as of June 28, 1996, between Mascot Trust Parts Inc. and/or
             King-O-Matic Industries Ltd. and Bank of Montreal
    *10.34  Stock Purchase Agreement, dated as of October 1, 1996, by and among Robert T. Carren Qualified
             Annuity Trust, Robert T. Carren, Diverco, Inc., and Diverco Acquisition Corp.
    *10.35  Employment Agreement, dated as of October 7, 1996, between Stephen J. Perkins and Aftermarket
             Technology Corp.
    *10.36  Form of Incentive Stock Option Agreement
    *10.37  Form of Non-Qualified Stock Option Agreement
    *10.38  Amendment No. 1 to the Stockholders Agreement, dated as of June 24, 1996
    *10.39  Amendment No. 2 to the Stockholders Agreement, dated as of October 24, 1996
    *10.40  Sublease, dated April 20, 1994, between Troll Associates, Inc. and Component Remanufacturing
             Specialists, Inc. with respect to property located at 400 Corporate Drive, Mahwah, New Jersey
    *10.41  Sublease Modification and Extension Agreement, dated as of February 28, 1996, between Olde
             Holding Company and Component Remanufacturing Specialists, Inc. with respect to property located at 400 Corporate Drive, Mahwah, New Jersey
    *10.42  Amendment No. 1 to Aftermarket Technology Holdings Corp. Amended and Restated 1994 Stock
             Incentive Plan
    *10.43  Form of Amendment No. 3 to Stockholders Agreement, dated as of December 4, 1996
    *10.44  Stock Subscription Agreement, dated as of November 18, 1996, between Aftermarket Technology Corp.
             and the Trustees of the General Electric Pension Trust
    *11.1   Computation of Pro Forma Net Income Per Share
    *21.1   List of Subsidiaries
    *23.1   Consent of Ernst & Young LLP, independent auditors (included on page II-9)
    *23.2   Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)
     24.1   Power of Attorney (previously filed with the signature page to the Company's Registration
             Statement on Form S-1 (Registration No. 333-6697) and incorporated herein by this reference)


---------

  * Previously filed.

    (b)  Financial  Statement  Schedules.  The  following  financial   statement
schedule is filed with Part II of this Registration Statement:

    II  Valuation and Qualifying Accounts

    All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the applicable instructions or are inapplicable and therefore have been omitted.

ITEM 17.  UNDERTAKINGS.

    Insofar as indemnification for liabilities arising out of the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense in any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.


    The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

                        SIGNATURES AND POWER OF ATTORNEY


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Federal Way, State of Washington, on December 16, 1996.


                                          AFTERMARKET TECHNOLOGY CORP.

                                          By:       /s/ STEPHEN J. PERKINS

                                             -----------------------------------
                                                     Stephen J. Perkins
                                                   CHIEF EXECUTIVE OFFICER

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.


                SIGNATURE                                       TITLE                               DATE
------------------------------------------  ---------------------------------------------  ----------------------

          /s/ STEPHEN J. PERKINS
    ---------------------------------       Chief Executive Officer (Principal Executive     December 16, 1996
            Stephen J. Perkins               Officer)

            /s/ JOHN C. KENT*
    ---------------------------------       Chief Financial Officer (Principal Financial     December 16, 1996
               John C. Kent                  Officer)

           /s/ DANIEL C. BUIE*
    ---------------------------------       Corporate Controller (Principal Accounting       December 16, 1996
              Daniel C. Buie                 Officer)

           /s/ WILLIAM A. SMITH
    ---------------------------------       Chairman of the Board of Directors               December 16, 1996
             William A. Smith

         /s/ RICHARD R. CROWELL*
    ---------------------------------       Director                                         December 16, 1996
            Richard R. Crowell

            /s/ MARK C. HARDY*
    ---------------------------------       Director                                         December 16, 1996
              Mark C. Hardy

         /s/ MICHAEL J. HARTNETT*
    ---------------------------------       Director                                         December 16, 1996
           Michael J. Hartnett

           /s/ KURT B. LARSEN*
    ---------------------------------       Director                                         December 16, 1996
              Kurt B. Larsen

        /s/ WILLIAM E. MYERS, JR.*
    ---------------------------------       Director                                         December 16, 1996
          William E. Myers, Jr.

          /s/ RICHARD K. ROEDER*
    ---------------------------------       Director                                         December 16, 1996
            Richard K. Roeder

       *By:   /s/ WILLIAM A. SMITH
      -----------------------------
            William A. Smith,
             ATTORNEY-IN-FACT

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our reports dated June 21, 1996, except as to Note 13, as to which the date is December 13, 1996 with respect to Aftermarket Technology Corp. and May 3, 1995, except for Note 5 as to which the date is May 10, 1995 with respect to Component Remanufacturing Specialists, Inc., in the Registration Statement on Form S-1 and related Prospectus of Aftermarket Technology Corp. for the registration of its common stock.


                                          ERNST & YOUNG LLP


Seattle, Washington
December 16, 1996